Morgan Stanley Institutional Fund Trust -
Limited Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Southwest Airlines Co.
2.750% due 11/6/2019
Purchase/Trade Date:	  11/03/2014
Offering Price of Shares: $99.796
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund:
0.200
Percentage of Fund's Total Assets: 0.53
Brokers:  J.P. Morgan, Morgan Stanley,
Citigroup, BNP Paribas, Comerica Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Kinder Morgan
Inc./Delaware 3.050% due 12/1/2019
Purchase/Trade Date:	  11/24/2014
Offering Price of Shares: $99.797
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $650,000
Percentage of Offering Purchased by Fund:
0.043
Percentage of Fund's Total Assets: 0.57
Brokers Barclays Capital Inc., Merrill Lynch,
Citigroup Global Markets Inc., Wells Fargo
Securities, Credit Suisse, Duetsche Bank
Securities, J.P. Morgan Securities LLC, MUFG,
RBC Capital Markets, RBS, Scotiabank, CIBC,
Credit Agricole CIB, DNB Markets, Mizuho
Securities USA Inc., Morgan Stanley & Co.
LLC, Societe Generale, SunTrust Robinson
Humphrey, UBS Investment
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Medtronic Inc. 2.500%
due 3/15/2020
Purchase/Trade Date:	  12/1/2014
Offering Price of Shares: $99.899
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $550,000
Percentage of Offering Purchased by Fund:
0.022
Percentage of Fund's Total Assets: 0.49
Brokers:  Merrill Lynch Pierce Fenner & Smith
Inc., Deutsche Bank Securities Inc., J.P. Morgan
Securities LLC, Citigroup Global Markets Inc.,
Barclays Capital Inc., UBS Securities LLC,
Morgan Stanley & Co. LLC, RBS Securities
Inc., HSBC Securities (USA) Inc., Mizuho
Securities USA Inc., U.S. Bancorp Investments
Inc., Wells Fargo Securities LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Amazon.com Inc.
2.600% due 12/5/2019
Purchase/Trade Date:	  12/2/2014
Offering Price of Shares: $99.800
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $525,000
Percentage of Offering Purchased by Fund:
0.053
Percentage of Fund's Total Assets: 0.47
Brokers:  Morgan Stanley & Co. LLC, Merrill
Lynch, Deutsche Bank Securities, HSBC
Securities (USA) Inc., Wells Fargo Securities
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.




Securities Purchased:  Becton, Dickinson and
Company 2.675% due 12/15/2019
Purchase/Trade Date:	  12/4/2014
Offering Price of Shares: $100.00
Total Amount of Offering:  $1,250,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund:
0.024
Percentage of Fund's Total Assets: 0.27
Brokers:  Goldman, Sachs & Co., J.P. Morgan
Securities LLC, BNP Paribas Securities Corp.,
Citigroup Global Markets Inc., Mitsubishi UFJ
Securities (USA), Inc., Morgan Stanley & Co.
LLC, Banca IMI S.p.A., BNY Mellon Capital
Markets, LLC, ING Financial Markets LLC,
Mizuho Securities USA Inc., Standard
Chartered Bank, The Williams Capital Group,
L.P., Wells Fargo Securities, LLC
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Manufacturers and
Traders Trust 2.100% due 2/6/2020
Purchase/Trade Date:	  2/3/2015
Offering Price of Shares: $99.943
Total Amount of Offering:  $750,000,000
Amount Purchased by Fund: $560,000
Percentage of Offering Purchased by Fund:
0.075
Percentage of Fund's Total Assets: 0.51
Brokers:  Barclays, Citigroup, Credit Suisse,
J.P. Morgan, Keefe, Bruyette & Woods, Morgan
Stanley, RBC Capital Markets, Sandler O'Neill
+ Partners, L.P., UBS Investment Bank
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  Ally Financial Inc.
3.250% due 2/13/2015
Purchase/Trade Date:	  2/10/2015
Offering Price of Shares: $99.294
Total Amount of Offering:  $600,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund:
0.025
Percentage of Fund's Total Assets: 0.13
Brokers:  Citigroup Global Markets Inc.,
Goldman, Sachs & Co., Merrill Lynch Pierce
Fenner & Smith Inc., Morgan Stanley & Co.
LLC, Credit Agricole Securities (USA) Inc.,
Lloyds Securities Inc., PNC Capital Markets
LLC, Scotia Capital (USA) Inc., U.S. Bancorp
Investments, Inc., CAVU Securities, LLC, Great
Pacific Securities, Siebert Branford Shank &
Co, LLC, Telsey Advisory Group LLC, The
Williams Capital Group, L.P.
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Ryder System Inc.
2.650% due 3/2/2020
Purchase/Trade Date:	  2/17/2015
Offering Price of Shares: $99.934
Total Amount of Offering:  $400,000,000
Amount Purchased by Fund: $125,000
Percentage of Offering Purchased by Fund:
0.031
Percentage of Fund's Total Assets: 0.11
Brokers:  BNP Paribas Securities Corp., Merrill
Lynch Pierce Fenner & Smith, Inc., Mizuho
Securities USA Inc., RBC Capital Markets,
LLC, Mitsubishi UFJ Securities (USA), Inc.,
Morgan Stanley & Co. LLC, RBS Securities
Inc., U.S. Bancorp Investments, Inc., Wells
Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, BNY
Mellon Capital Markets, LLC, Citigroup Global
Markets Inc., HSBC Securities (USA) Inc.,
Jefferies LLC, PNC Capital Markets LLC,
Regions Securities LLC
Purchased from: Royal Bank of Canada
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Actavis Funding SCS
3.000% due 3/12/2020
Purchase/Trade Date:	  3/3/2015
Offering Price of Shares: $99.995
Total Amount of Offering:  $3,500,000,000
Amount Purchased by Fund: $835,000
Percentage of Offering Purchased by Fund:
0.024
Percentage of Fund's Total Assets: 0.75
Brokers:  J.P. Morgan, Mizuho Securities, Wells
Fargo Securities, Morgan Stanley, Barclays,
Citigroup, BNP Paribas HSBC, MUFG, RBS,
SMBC Nikko, TD Securities, DNB Markets,
Raymond James, Scotiabank, BBVA, Credit
Agricole CIB, Fifth Third Securities, PNC
Capital Markets LLC, Santander
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Hyundai Capital
America, Inc., 2.600% due 3/19/2020
Purchase/Trade Date:	  3/16/2015
Offering Price of Shares: $99.507
Total Amount of Offering:  $500,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund:
0.065
Percentage of Fund's Total Assets: 0.29
Brokers:  Barclays, Morgan Stanley, SMBC
Nikko, HSBC, RBC Capital Markets, Societe
Generale Corporate & Investment Banking
Purchased from:
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.